EXHIBIT 10.32
Separation Agreement

This Separation Agreement (this “Agreement”) is between Sherry House (“you”) and Lucid USA, Inc. (the “Company”) (collectively, the “Parties”) as of the date signed below and is intended to provide you with enumerated benefits in exchange for your agreement on the terms set forth herein, and the other terms and conditions set forth in this Agreement.

1.TRANSITION PERIOD. You are resigning your positions as Chief Financial Officer of the Company effective immediately and will submit to the Company contemporaneously with this Agreement a resignation letter in the form attached hereto as Exhibit C. Provided you sign this Separation Agreement, and provided you comply with the terms of this Agreement, your last day of employment with the Company will be December 31, 2023 (the “Separation Date”). All of your positions with the Company and its affiliates will terminate in all capacities as of the Separation Date. Whether or not you sign this Agreement, you will receive on the Separation Date all wages due to you through the Separation Date, your medical benefits will end on the last day of December 2023, all other benefits will end on the Separation Date and you will receive information from the Company regarding your ability to receive benefits under COBRA. You agree that you will not represent to anyone that you are still an employee of the Company, and you will not say or do anything purporting to bind the Company or any of its affiliates, after the Separation Date. During the period December 11, 2023, through December 31, 2023, (“Transition Period”) you will remain an employee of the Company and will continue to be paid your salary and benefits. Unless requested by the Company, you will not perform any services for the Company, and your access to the Company systems will be cut off. You agree to promptly cancel all outstanding business travel tickets, hotels, and any other reservations your have purchased for your employment with the Company.

2.SEPARATION. Subject to the conditions herein, and provided you sign the Supplemental Release attached hereto as Appendix A within 10 days after your Separation Date and do not revoke it as provided in the Supplemental Release, the parties agree as follows and the Company will provide, and you will be entitled to, the following consideration (collectively, “Severance Benefits”):

2.1Qualifying Termination. You and the Company agree that your separation as of the Separation Date shall be a Qualifying Termination under the terms of the Lucid Group, Inc. Executive Severance Benefit Plan (the “Plan”) and your Lucid Group, Inc. Executive Severance Benefit Plan Participation Agreement (“Participation Agreement”); provided, that the payments and benefits under this Section 2 represent all of the payments and benefits to which you are entitled under the Plan and Participation Agreement.

2.2References. If contacted by a potential future employer regarding you, the Company will provide only your dates of employment, last position held, and a statement that you were in good standing throughout your employment. You agree to refer all such requests for information solely to the Company’s HR department.

2.3Salary Continuation. The Company will, as cash severance, continue to pay you your current base salary for a period of nine (9) months following the Separation Date (the “Salary Continuation Period”), equaling a total amount of Four Hundred and One Thousand, Two Hundred and Fifty Dollars ($401,250.00 USD), subject to standard payroll deductions and withholdings (“Salary Continuation”). On the first payroll date on or after the sixtieth (60th) day following the Separation Date, the Company will make the first payment pursuant to this Section 2.3 equal to the aggregate amount of Salary Continuation that the Company would have paid through such date had such payments (if any) commenced on the Separation Date, and the balance of the Salary Continuation will be paid thereafter in monthly installments over the remainder of the Salary Continuation Period.

2.4Health Coverage Payment. If you are eligible for and timely elect continued group health coverage under COBRA, the Company will pay you a monthly amount approximately equal to the full cost of your monthly COBRA premium payments for yourself and your eligible dependents, plus a tax gross-up payment for any taxes imposed on such COBRA premium payment amount (“Severance Benefit Payments”). Your Severance Benefit Payments will be paid until the earliest to occur of (i) the end of nine (9) months following the Separation Date, (ii) the expiration of your eligibility for continuation coverage under COBRA, or (iii) the date when you become eligible for substantially equivalent group health coverage in connection with new employment or self-employment as contemplated below in this Section 2.4 (as applicable, the “Severance Benefit Period”). On the first payroll date on or after the sixtieth (60th) day following the Separation Date, the Company will make the first payment pursuant to this Section 2.4 equal to the aggregate amount of Severance Benefit Payments that the Company would have paid through such date had such payments (if any) commenced on the Separation Date, and the balance of the Severance Benefit Payments will be paid thereafter in monthly installments over the remainder of the Severance Benefit Period. The Severance Benefit Payments will be subject to standard payroll deductions and withholdings. In addition, as a condition to receiving the Severance Benefit Payments you agree and acknowledge that if you become eligible for substantially equivalent coverage under another employer’s group health plan or otherwise cease to be eligible for COBRA during the Severance Benefit Period, you will immediately notify the Company of such event, and all payments and obligations under this Section 2.4 will cease. You acknowledge and agree that the Severance Benefit Payments do not include amounts, if any, payable by you under a health care reimbursement plan, which amounts are your sole responsibility.

2.52023 Annual Bonus. You will receive an annual bonus for 2023 equal to $215,000 (the “2023 Annual Bonus”). The 2023 Annual Bonus will be paid to you concurrently with the first installment of Salary Continuation as set forth in Section 2.3.

2.6Accelerated Vesting. You were granted certain restricted stock units (“RSUs”), performance stock units (“PSUs”) and stock options with respect to shares of Atieva, Inc. and/or Lucid Group, Inc.’ s common stock (“Lucid Group Common Stock”), which awards now represent the right to acquire Lucid Group Common Stock (collectively, your “Equity Awards”). Under the terms of the plan governing your Equity Awards, and your Equity Award grant documents, vesting of all of your Equity Awards will cease as of the Separation Date (or earlier termination of employment). Notwithstanding the foregoing, (i) you will receive accelerated vesting of (x) 83,987 of your then-unvested RSUs and (y) 136,221 of your then-unvested PSUs (such accelerated Equity Awards, the “Accelerated Awards”) and (ii) pursuant to the Plan and Participation Agreement, you will receive accelerated vesting of the Applicable Percentage (as defined below) of your then-unvested RSUs subject to your June 29, 2021 RSU award [(which unvested RSUs will not include any Accelerated Awards)] (such Applicable Percentage, the “Eligible RSUs”). The “Applicable Percentage” shall mean 25% plus 5% per Year of Service (as defined under the Plan), up to 50% maximum. No equity awards other than the Accelerated Awards and the Eligible RSUs are subject to acceleration. You acknowledge that the accelerated vesting of the Accelerated Awards and the Eligible RSUs may impact the tax treatment associated with the Accelerated Awards and the Eligible RSUs and the Company makes no representations or warranties as to the applicable tax treatment. Your Equity Awards will otherwise be subject to the terms of the plans and grant documents pursuant to which they were granted.

2.7Tax Return Fees. The Company agrees to pay you the sum of $12,500.00 USD to cover costs of preparation of your 2023 tax returns. The Company will pay such amount concurrently with the first installment of Salary Continuation as set forth in Section 2.3.

2.8Company Vehicle. With respect to the Company-owned Lucid Air that you have previously been provided with, as described in Exhibit B (the “Company Vehicle”), the Company will transfer ownership and title of the Company Vehicle to you and you will be entitled to keep the Company Vehicle. You acknowledge and agree that the transfer of ownership of the Company Vehicle to you will result in imputed taxable income to you. The Company will also pay you a cash amount intended to cover, on an after tax basis, the estimated state and Federal tax liability to you for the imputed income associated with the Company Vehicle, as determined by the Company in its sole discretion.

3.RELEASE OF CLAIMS

3.1General Release. Subject to the Employee Protections set forth below, in consideration for the continued employment through December 31, 2023 and other terms and conditions offered to you under this Agreement, you hereby generally and completely release the Company, and its affiliated, related, parent, and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns ( collectively, “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, “Released Claims”). For purposes of this Agreement, “affiliate” shall have the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act of 1933, as amended.

3.2Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company and/or its affiliates, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company or its affiliates, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company or its affiliates; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under any and all laws, regulations, orders, or ordinances, including, but not limited to, the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990, the Family and Medical Leave Act, California Labor Code (including, but not limited to, the Private Attorneys General Act (“PAGA”)), the Ralph Civil Rights Act, the Tom Bane Civil Rights Act, the Unruh Civil Rights Act, the California Business and Professions Code, the California Equal Pay Law, the California Whistleblower Protection Laws, the California Family Rights Act, the California Pregnancy Disability Leave Law, or the California Civil Code, all as amended from time to time.

3.3You further agree that you will not initiate a PAGA lawsuit against the Company or any of the Released Parties related to your employment or any other action, event, or incident that occurred prior to the Effective Date.

3.4Section 1542 Waiver. YOU UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims herein.

3.5Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (“Excluded Claims”): (i) any of the Employee Protections described below, (ii) any rights or claims for indemnification you may have pursuant to California Labor Code §2802 or any written indemnification agreement with the Company to which you are a party, or under applicable law or the Company’s organizational documents (or any predecessor thereto); (iii) any rights which are not waivable as a matter of law; (iv) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; (v) any benefit entitlements vested as of the Separation Date, pursuant to the written terms of any applicable benefit plan sponsored by the Company, (vi) claims under the Age Discrimination in Employment Act of 1967 (as amended by the Older Workers Benefit Protection Act) (“ADEA”) and the California Fair Employment and Housing Act, and (vii) any claims for breach of this Agreement. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.

4.Employee Protections.

4.1Notwithstanding anything to the contrary in this Agreement, nothing herein or otherwise limits your ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against you for any of these activities, and nothing in the Agreement or otherwise requires you to waive any monetary award or other payment that you might become entitled to from the SEC or any other Government Agency or self-regulatory organization. Moreover, nothing in this Agreement or otherwise requires you to notify the Company that you are going to make a report or disclosure to law enforcement.

4.2Further, nothing in this Agreement precludes you from filing a charge of discrimination or unfair labor practice with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment or labor Government Agency. However, you may not receive a monetary award or any other form of personal relief from the Company or any other Released Party in connection with any such charge or complaint that you have filed or is filed on your behalf.

4.3The Defend Trade Secrets Act Of 2016 provides immunity in certain circumstances to Company employees, contractors, and consultants for limited disclosures of Company trade secrets. Specifically, Company employees, contractors, and consultants may disclose trade secrets: (a) in confidence, either directly or indirectly, to a Federal, State, or local government official, or to an attorney, “solely for the purpose of reporting or investigating a suspected violation of law,” or (b) “in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Additionally, Company employees, contractors, and consultants who file retaliation lawsuits for reporting a suspected violation of law may also use and disclose related Trade Secrets in the following manner: (c) the individual may disclose the trade secret to their attorney, and (d) the individual may use the information in related court proceeding, as long as the individual files documents containing the trade secret under seal, and does not otherwise disclose the trade secret “except pursuant to court order.” You shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (1) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under 18 U.S.C. 1833.

4.4Nothing in this Agreement waives your right to testify in an administrative, legislative, or judicial proceeding when you have been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

4.5The protections set forth in this Section 4 constitute the “Employee Protections”.

5.Non-Disparagement. Subject to the Employee Protections, you agree that you shall not, from the date of this Agreement or at any time thereafter (the “Non-Disparagement Period”), disparage the Company or the Company’s current officers, directors, employees, shareholders, parents, subsidiaries, affiliates and agents in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information to the extent required by legal process. In addition, nothing in this paragraph or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal law or regulation or under other applicable law or regulation. If contacted by a potential future employer regarding you, the Company will only provide dates of employment, positions held, and a statement that you were in good standing throughout your employment. You agree to refer all such requests for information solely to the Company’s HR department. The Company agrees that its current executive officers and directors will not, while serving as an executive officer or director of the Company, disparage you in any manner likely to be harmful to your business reputation or personal reputation; provided that the Company may respond accurately and fully to any question, inquiry or request for information to the extent required by legal process.

6.Covenant Not To Sue. A “covenant not to sue” is a legal term which means you promise not to file a lawsuit in court. It is different from the release of claims covered above in this Agreement. Besides waiving and releasing the claims set forth above, you further agree, subject to the Employee Protections, never to sue Company or its affiliates in any forum for any reason or claim covered by the release of claims above. If you sue Company or its affiliates in violation of this covenant, you shall be liable to Company for its reasonable attorneys’ fees and other costs incurred in defending against such an action. Notwithstanding this covenant not to sue, you may bring a claim against Company or its affiliates if the claim is excluded from the releases herein.

7.Expense Reimbursements. You agree that, prior to your Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

8.Return Of Company Property. Subject to the Employee Protections, prior to your Separation Date and to the extent you have not already done so, you shall return to the Company all Company or its affiliates’ documents (and all copies thereof) and other Company or affiliate property in your possession or control, and you shall provide the Company with any passcodes or other means necessary to access any returned devices. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, subject to the Employee Protections, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company or its affiliates, then within five (5) business days from your termination of employment, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done. Your timely compliance in all material respects with the provisions of this paragraph is a precondition to your receipt of the Severance Benefits as defined in the Agreement. To the extent that the Company is made aware that you failed to comply in all material respects, or intentionally failed to comply, with the provisions of this paragraph after the effectuation of the Severance Benefits, the failure to return shall be deemed a material breach of this Agreement and the Company shall have the right to demand and rescind the full value of the Severance Benefits.

9.Confidential Information. Subject to the Employee Protections, you acknowledge and reaffirm your continuing obligations under your Confidential Information and Invention Assignment Agreement (“CIIAA”), including your obligations not to use or disclose any confidential or proprietary information of the Company. A copy of your CIIAA is attached hereto as Exhibit A.

10.No Voluntary Adverse Action. Subject to the Employee Protections, you agree that you will not voluntarily provide assistance, information, or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any proposed or pending litigation, arbitration, administrative claim, cause of action, or other formal proceeding of any kind brought against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees, or agents, nor shall you induce or encourage any person or entity to bring any such claims; provided, however, that you must respond accurately and truthfully to any question, inquiry, or request for information to the extent required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation.

11.Cooperation. Subject to the Employee Protections, you agree to cooperate fully with the Company and its affiliates in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company or its affiliates. Such cooperation includes, without limitation, making yourself available to the Company or its affiliates upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation ( excluding foregone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs.

12.No Admissions. You understand and agree that the promises and payments in consideration of the Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

13.ARBITRATION. YOU AND THE COMPANY AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, ITS INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ALAMEDA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES, THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING PRELIMINARY INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

14.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you or made on your behalf under the terms of the Agreement. The Company will withhold the appropriate federal, state and local taxes and other withholding, as determined by the Company, from any Severance Benefits and any other amounts paid under this Agreement. You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Company and its affiliates harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company or its affiliates for any amounts claimed due on account of (a) your failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company or its affiliates by reason of any such claims, including attorneys’ fees and costs. The parties agree that the provisions of the Plan, including Section 7(c) thereof, will be applicable to any and all deferred compensation, as referenced in Section 409A, under this Agreement.

15.Miscellaneous.

15.1No Other Compensation or Benefits. You acknowledge that, except as expressly provided in the Agreement, you did not earn by the date of the Agreement and will not receive from the Company or its affiliates any additional compensation ( e.g., salary, commissions, bonuses or equity), severance or benefits after the Separation Date, with the exception of any vested benefits you may have under the express terms of a written ERISA-qualified benefit plan that is not a severance plan (e.g., 401(k) account).

15.2Attorneys’ Fees. In the event that either you or the Company brings an action to enforce or effect any rights under the Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

15.3Representations. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the federal Family and Medical Leave Act, any applicable law or Company policy, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.

15.4Final and Binding. This Agreement is binding on the Parties and their heirs, administrators, representatives, executors, successors, and assigns, and will benefit the Parties and their heirs, administrators, representatives, executors, successors, and assigns.

15.5Plain Meaning. This Agreement will be interpreted according to its plain meaning, and not strictly for or against you or the Company.

15.6No Waiver. Your or the Company’s failure to insist on performance of any terms in the Agreement, or failure to prosecute a breach of the Agreement, will not be considered a waiver of those terms and conditions, and the Agreement will remain in full force and effect.

15.7No Oral Modification. Any change or additional obligation assumed in connection with the Agreement will be effective only if it is in writing and signed by both Parties or their authorized representatives. Nothing in the Agreement may be changed, altered, modified, or waived except in a writing that is signed by both of the Parties. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied prior agreement with respect to the terms of your employment and the termination thereof which you may have had with the Company or any of its affiliates (including, without limitation, the Plan and the Participation Agreement), and except as specifically set forth in this Agreement, you shall not have any further rights under the Plan or the Participation Agreement.

15.8Legal Costs. The Parties are each responsible for their own attorneys’ fees and any other costs that the Parties may incur in connection with the Agreement, including review of the Agreement.

15.9Severability. If any provision of the Agreement is declared by a court with jurisdiction or an arbitrator to be illegal, unenforceable or void, that part shall be modified, and the rest enforced. If a court (or an arbitrator) finds any such part incapable of being modified, it shall be severed and the rest of the Agreement enforced.

15.10Electronic Signature/Transmission. You acknowledge and agree that the Agreement may be executed by electronic signature, including but not limited to signature by DocuSign or similar service, which shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law. You hereby waive any objection to the contrary. You understand and agree that without limitation, “electronic signature” shall include electronically scanned and transmitted versions of a signature, including but not limited to PDF versions. The Parties further agree that signatures may be delivered by facsimile or electronically and each such signature will be deemed an original.

15.11Counterparts. The Agreement may be signed in counterparts, and each counterpart will have the same effect as an original.

16.Voluntary Execution Of Agreement. You are signing the Agreement voluntarily and without threat or inappropriate influence by the Company, with the full intent of releasing all claims. You acknowledge that:

16.1you have read the Agreement;

16.2you have been represented by legal counsel of your choice or have voluntarily declined to hire an attorney to represent you;

16.3you understand the terms and consequences of the Agreement and of the releases it contains;

16.4you are fully aware of the legal and binding effect of the Agreement; and

16.5this Agreement is a negotiated severance agreement because it is voluntary, deliberate, and informed, provides consideration of value to you, and you have been given notice and an opportunity to retain an attorney or are represented by an attorney.

17.Other Representations. As of the Effective Date:

17.1You have received all pay/compensation/benefits/leave/time off due to date, including for overtime or vacation;

17.2You have not suffered any on-the-job injury for which you have not already filed a claim, and the end of your employment is not related to any such injury;

17.3You do not have any pending lawsuits against any Released Party;

17.4You were advised in writing, by getting a copy of the Agreement to consult with an attorney before signing below; and

17.5You are signing the Agreement knowingly and voluntarily.

18.Choice of Law. The Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.

PLEASE READ CAREFULLY. THE AGREEMENT INCLUDES THE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS

Agreed and signed as of the date last signed below.

By:	/s/ Sherry House	12/11/23	By:	/s/ Peter Rawlinson	12/11/23
	Sherry House	(Date)		Lucid USA, Inc.	(Date)
Peter Rawlinson, CEO & CTO
peter@lucidmotors.com
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